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                                                                   EXHIBIT 23.1




INDEPENDENT AUDITOR'S CONSENT





We consent to the incorporation by reference in Registration Statement No. 33-38702 of Quanex Corporation on Form S-8 of our report dated March 28, 1997 appearing in the Annual Report on Form 11-K of the Quanex Corporation Employee Savings Plan for the year ended December 31, 1996.




/s/ DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP

Houston, Texas
June 24, 1997